UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 9, 2012

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 9, 2012, Corsicanto Limited, a private limited company incorporated under the laws of Ireland (the “Issuer”) and wholly owned subsidiary of Amarin Corporation plc (the “Registrant”), completed its previously announced private placement of $150,000,000 in aggregate principal amount of its 3.50% exchangeable senior notes due 2032 (the “notes”) to several investment banks acting as initial purchasers (collectively, the “Initial Purchasers”) who subsequently placed the notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes were issued pursuant to an indenture (the “Indenture”), dated as of January 9, 2012, by and among the Issuer, the Registrant as guarantor, and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Initial Purchasers have until February 2, 2012 to exercise their option to purchase up to an additional $22.5 million in aggregate principal amount of the notes from the Issuer solely to cover over-allotments, if any.

The notes are the senior unsecured obligations of the Issuer and are guaranteed by the Registrant. The notes bear interest at a rate of 3.50% per annum, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2012. The notes will mature on January 15, 2032, unless earlier repurchased or redeemed by the Issuer or exchanged by the holders.

At any time prior to the close of business on the business day immediately preceding October 15, 2031, holders may exchange their notes at their option only under the following circumstances: (1) during any calendar quarter commencing after March 31, 2012 (and only during such calendar quarter), if the last reported sale price of the American Depositary Shares of the Registrant (“ADSs”) for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the exchange price on each applicable trading day; (2) during the five consecutive business day period immediately following any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of the notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the ADSs and the exchange rate on such trading day; (3) if the Issuer calls the notes for redemption, at any time prior to the close of business on the business day immediately preceding the redemption date; or (4) upon the occurrence of specified distributions and corporate events, in each case, as determined under the terms of the Indenture. On and after October 15, 2031, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may exchange their notes at any time, regardless of whether any of the foregoing conditions have been satisfied. If prior to January 15, 2017, a make-whole fundamental change (as defined in the Indenture) occurs or we elect to redeem the notes in connection with certain changes in tax law, in each case, as described in the Indenture, and a holder elects to exchange its notes in connection with such make-whole fundamental change or election, as the case may be, such holder may be entitled to an increase in the exchange rate as described in the Indenture.

The exchange rate will initially be 113.4752 ADSs per $1,000 principal amount of the notes (equivalent to an initial exchange price of approximately $8.8125 per ADS), subject to adjustment in certain circumstances. The initial exchange price for the notes represents an approximately 25% exchange premium over the last reported sale price of the ADSs on The NASDAQ Global Market on January 3, 2012, which was $7.05 per ADS. Upon exchange, the notes may be settled, at the Issuer’s election, subject to certain conditions, in cash, ADSs or a combination of cash and ADSs. The exchange rate is subject to adjustment from time to time upon the occurrence of certain events, including, but not limited to, the payment of cash dividends.

Prior to January 19, 2017, the Issuer may not redeem the notes at its option other than in connection with certain changes in the tax law of a relevant taxing jurisdiction that results in additional amounts (as defined in the Indenture) becoming due with respect to payments and/or deliveries on the notes. On or after January 19, 2017, the Issuer may redeem for cash all or a portion of the notes at a redemption price of 100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date. If a fundamental change (as defined in the Indenture) occurs, holders may require the Issuer to repurchase all or part of their notes for cash at a fundamental change repurchase price equal to 100% of the aggregate principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but not including, the fundamental change repurchase date. In addition, holders of the notes may require the Issuer to repurchase all or any portion of the notes on each of January 19, 2017, January 19, 2022 and January 19, 2027 for cash at a price equal to 100% of the aggregate principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

The Indenture contains customary terms and covenants and events of default. If an event of default (other than certain events of bankruptcy, insolvency or reorganization involving the Issuer) occurs and is continuing, the Trustee by notice to the Issuer, or the holders of at least 25% in principal amount of the outstanding notes by notice to the Issuer and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all of the notes to be due and payable.

Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately. Upon the occurrence of certain events of bankruptcy, insolvency or reorganization involving the Issuer, 100% of the principal of and accrued and unpaid interest, if any, on all of the notes will become due and payable automatically. Notwithstanding the foregoing, the Indenture provides that, to the extent the Issuer elects and for up to 360 days, the sole remedy for an event of default relating to certain failures by the Issuer or the Registrant, as the case may be, to comply with certain reporting covenants in the Indenture consists exclusively of the right to receive additional interest on the notes.

The Issuer has agreed to use its commercially reasonable efforts to procure the listing of the notes on the Global Exchange Market operated under the supervision of the Irish Stock Exchange (or on another recognized stock exchange for the purposes of Section 64 of the Taxes Consolidation Act 1997 of Ireland and within the meaning of Section 1005 ITA 2007 of the United Kingdom) prior to July 15, 2012, which is the first interest payment date for the notes.

A copy of the Indenture is filed as Exhibit 4.1 with this report and incorporated herein by reference, and the foregoing description of the notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the copy of the Indenture that is filed as Exhibit 4.1 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01, which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 with respect to the notes and the exchange thereof for ADSs is hereby incorporated herein by reference. The notes and the ADSs potentially issuable upon exchange of the notes have not been registered under the Securities Act. The Issuer offered and sold the notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

4.1	Indenture, dated as of January 9, 2012, by and among Corsicanto Limited, Amarin Corporation plc and Wells Fargo Bank, National Association, as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amarin Corporation plc

Date: January 10, 2012	By:	/s/ John Thero
John Thero President

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of January 9, 2012, by and among Corsicanto Limited, Amarin Corporation plc and Wells Fargo Bank, National Association, as trustee